EXHIBIT 5.4

January 14, 2016

Eldorado Resorts, Inc.

100 West Liberty Street, Suite 1150
Reno, Nevada 89501

Re:                             Eldorado Resorts, Inc. 7% Senior Notes due 2023 — Pennsylvania Guarantor

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to Presque Isle Downs, Inc., a Pennsylvania corporation (the “Pennsylvania Guarantor”), a subsidiary of Eldorado Resorts, Inc., a Nevada corporation (the “Company”), in connection with the filing of a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of up to $375,000,000 in aggregate principal amount of the Company’s 7% Senior Notes due 2023 (“Exchange Notes”) and the related guarantees of such Exchange Notes (“Exchange Guarantees”).  Exchange Notes and Exchange Guarantees are to be issued in exchange for a like principal amount of the Company’s outstanding 7% Senior Notes due 2023 (“Existing Notes”) and the guarantees of such Existing Notes pursuant to that certain Indenture, dated as of July 23, 2015, by and among the Company, each of the guarantors party thereto (including, but not limited to, the Pennsylvania Guarantor) and U.S. Bank National Association, as trustee (the “Indenture”), as supplemented by the First Supplemental Indenture, dated as of December 16, 2015.

As a basis for rendering the opinions contained herein, we have examined originals or copies of the following documents:

(a)                                 the Registration Statement;

(b)                                 the Indenture;

(c)                                  the form of Exchange Notes and Exchange Guarantees;

(d)                                 the articles of incorporation, bylaws and resolutions of the board of directors of the Pennsylvania Guarantor with respect to the Indenture, Exchange Notes and Exchange Guarantees; and

(e)                                  certificates of public officials and officers of the Pennsylvania Guarantor.

In such examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the authenticity of the originals of such documents, and the correctness of all statements of fact contained in the documents examined. We have not performed any independent investigation other than the document examination described above.

The opinions expressed herein are limited to the general corporate laws of the Commonwealth of Pennsylvania in effect on the date hereof, and we express no opinion as to the effect on the matters covered by this opinion letter of the laws of any other jurisdiction.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.                                      the Pennsylvania Guarantor is a corporation subsisting under the laws of the Commonwealth of Pennsylvania.

2.                                      the Pennsylvania Guarantor has the corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Exchange Guarantee.

3.                                      the Pennsylvania Guarantor has duly authorized the execution and delivery of the Indenture and the Exchange Guarantee and the performance of its obligations thereunder.

The opinions expressed herein are strictly limited to the matters stated herein and no other or more extensive opinions are intended, implied or to be inferred beyond the matters expressly stated herein.  The opinions are given as of the date hereof.  We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus, which is part of the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ BLANK ROME LLP

BLANK ROME LLP